Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333- 266295) on Form S-8 of TILT Holdings, Inc. of our report dated March 22, 2024, relating to the consolidated financial statements of TILT Holdings, Inc., appearing in this Annual Report on Form 10-K of TILT Holdings, Inc. for the year ended December 31, 2023.

/s/ Macias Gini & O’Connell LLP

San Jose, California

March 22, 2024

Macias Gini & O’Connell LLP

60 South Market Street, Suite 1500

San Jose, CA 95113

www.mgocpa.com